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                                                                    Exhibit 10.5

                             FIRST AMENDMENT TO THE
                            TERREMARK WORLDWIDE, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT
                               DATED APRIL 2, 2002
                                 BY AND BETWEEN
                  TERREMARK WORLDWIDE, INC. AND BRIAN K. GOODKIND


         THIS FIRST AMENDMENT is made effective as of July 22, 2003, by TERREMARK WORLDWIDE, INC., a Delaware corporation (the "Corporation") and BRIAN
K. GOODKIND ("Optionee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Corporation and Optionee entered into that certain Nonqualified Stock Option Agreement, dated April 2, 2002 (the "Option Agreement") whereby the Corporation granted Optionee an option to purchase 115,000 shares of the common stock of the Corporation, with an option price of $.51 per share, subject to a vesting schedule (the "Option"), and

         WHEREAS, the Option was granted pursuant to the terms, provisions and conditions of the Corporation's 2000 Stock Option Plan (the "Plan"), and

         WHEREAS, pursuant to Section 16 of the Plan, the Corporation reserved the right to amend said Option Agreement, with the consent of the Optionee; and

         WHEREAS, in consideration for past services, the Corporation and Optionee have mutually agreed to accelerate the vesting of his Options and extend the term within which Optionee may exercise such Options;

         NOW, THEREFORE, effective as of July 22, 2003, the Option Agreement shall be amended as follows:



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1.       Section 3 is hereby deleted in its entirety and replaced with the following:

         "3. EXERCISE SCHEDULE. This Option shall be immediately and fully exercisable, in whole or in part, effective as of July 22, 2003."

2.       Section 4 is hereby amended so that clause 4(b) reads as follows:

         "(b) to the extent required by law, arrangements that are reasonably satisfactory to the Committee have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements."

3.       Section 5 is hereby amended to add the following at the end thereof:

         "In addition, Optionee may exercise this Option pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or Committee shall reasonably require to effect an exercise of the Option, and delivery to the Company by a licensed broker reasonably acceptable to the Company of proceeds from the sale of Stock or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes."

4. Section 6 is hereby deleted in its entirety and replaced with the following:

         "6. TERMINATION OF OPTION. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void on April 2, 2012."

5. In all other respects, the Option Agreement shall remain unchanged by this Amendment.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed the day and year first above written.

                                       TERREMARK WORLDWIDE, INC.



                                       By: /s/ Jose A. Segrera
                                           -------------------------------------
                                       Name:  Jose A. Segrera
                                       Title: Executive Vice President and
                                              Chief Financial Officer



                                       OPTIONEE


                                       /s/ Brian K. Goodkind
                                       -----------------------------------------
                                       BRIAN K. GOODKIND





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